Exhibit 99.1

PeerStream Business Solutions Announces Technology Services Agreement with ProximaX Limited

PeerStream Protocol (“PSP”) will Provide Multimedia Streaming and Messaging Layer for ProximaX’s Next Generation Blockchain Platform with Native Peer-to-Peer Storage and Media Delivery

NEW YORK, March 22, 2018 – PeerStream, Inc. ("PeerStream," the "Company," "we," "our" or "us") (OTCQB: PEER), a leading developer of innovative decentralized technologies that power multimedia social apps and business communication solutions worldwide, today announced the signing of blockchain technology innovator, ProximaX, as the first client of its new PeerStream Business Solutions services.

ProximaX is a next generation blockchain-based, decentralized platform led by blockchain pioneer, Lon Wong, President of the NEM.io Foundation. ProximaX is aiming to address an important missing element in the blockchain solution - a service-layer enriched platform with decentralized document proofing and storage, messaging, and streaming content delivery. Under the terms of the technology service agreement, PeerStream will license its PeerStream Protocol (“PSP”) technology and integrate it into ProximaX to supply the multimedia streaming and communications application layer. PeerStream also expects to provide ongoing development and support services.

Alex Harrington, CEO of PeerStream stated, “We could not be more excited to be working with Lon Wong and ProximaX as our inaugural Business Solutions client and the first adopter of PSP as it comes online. Lon and his team are true thought leaders in blockchain, and their choice of our technology to power multimedia content delivery for ProximaX is a great validation of our plans for PSP and our Business Solutions services. We expect the ProximaX team will make this project a big success, and we are pleased to make a contribution to that effort.”

Lon Wong, President of the NEM.io Foundation and founder of ProximaX, commented, “ProximaX sets itself apart by elevating blockchain technology to a higher playing field. With the inclusion of PeerStream Protocol, we are now able to include capabilities beyond document proofing and storage solutions, such as messaging and streaming content delivery. The end result is an enriched and highly extensible platform for building decentralized applications.”

In return for PeerStream’s technology license and services, terms of the agreement call for payment to PeerStream in cash and ProximaX tokens, subject to certain conditions, such as ProximaX’s attainment of funding targets in its future planned Initial Coin Offering (ICO) and PeerStream’s achievement of specific service delivery milestones. PeerStream anticipates channeling much of the upfront portion of the service fees into accelerating PSP development and enhancing its Business Solutions service capabilities.

Eric Sackowitz, CTO of PeerStream added, “Going forward, PeerStream will look to make PSP a widely used open source standard for blockchain-based decentralized multimedia streaming and communications. We expect our Business Solutions team will work with app developers and corporate clients to integrate PSP and other solutions to power applications like live video entertainment, multimedia messaging, video conferencing, live streaming amateur content creation and more.”

About PeerStream, Inc. (OTCQB: PEER)

PeerStream, Inc., formerly Snap Interactive, Inc., builds innovative decentralized technologies that power multimedia social apps and business communication solutions worldwide. The Company is currently developing PeerStream Protocol (“PSP”), a decentralized multimedia content delivery solution building on blockchain technology. PSP will form the core of a technology platform that supports the Company’s portfolio of social video applications and newly formed business solutions group created to serve the blockchain adoption needs of corporate clients. The Company’s app portfolio features Paltalk, which hosts one of the world's largest collections of video-based social communities, and Backchannel, a blockchain-based secure video messaging app expected to launch in 2018. The Company has a long history of technology innovation and holds 26 patents.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively develop and incorporate blockchain technology into the Company's applications; the ability to effectively market and generate revenue from PeerStreamBusiness Solutions; our ability to effectively develop and launch the PSP and our ability to generate user and developer support for the PSP; user acceptance of our updated applications; the Company's ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company's ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in our industry; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Relations Contact:

IR@peerstream.com

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